Exhibit 99.1

NOW Solutions Signs The National Federation of Independent Business To Use AllegroHR Onboarding Under Its Strategic Alliance with Emerald Software Group

Fort Worth, TX, March 5, 2009 (PRNewswire)– NOW Solutions, Inc. (NOW Solutions) announced today that the National Federation of Independent Business (NFIB), an existing client of NOW Solutions’ emPath® Payroll/HRMS solution, has become its first client to license the AllegroHR onboarding software product under NOW Solutions’ strategic alliance with Emerald Software Group (Emerald).  AllegroHR’s onboarding software provides companies and organizations with the ability to add new employees to their teams through its form based tools, reducing costs and ensuring compliance with government regulations and the specific rules of the particular business or organization.  AllegroHR Onboarding adds a significant enhancement to NOW Solutions’ product offering that can be fully integrated with the emPath® Payroll/HRMS solution.

emPath® is a Web-based HRMS solution leveraging Microsoft® .NET technology that provides functional efficiency for the entire enterprise coupled with remarkable performance gains. Tightly integrating the organization's human resources functions, emPath® provides comprehensive administrative and workflow capabilities, as well as employee empowerment via employee and manager self-service, all delivered with zero client administration.

“NOW Solutions is very pleased to have quickly followed up on its recent agreement to distribute the Emerald Software Group’s AllegroHR products with this sale to NFIB,” stated Laurent Tetard, Vice-President of Operations for Now Solutions.  “This ably demonstrates the current interest of businesses and organizations in finding onboarding, offboarding and paperless requisition products that can supplement their existing human resource and payroll management solutions.”

NOW Solutions' continued success can be attributed to the robust, Web-based features and flexibility of its products.  emPath® is an integrated HR payroll solution that provides a low total cost of ownership and a high return on investment while enabling users to improve decision-making capabilities.

Forward looking statements disclosure: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects," "plans," "anticipates," “indicates,” “believes,” “forecast,” “guidance,” “outlook,” "may," "will," "should," “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement.

About NOW Solutions, Inc.

NOW Solutions, Inc. is a pioneer among Human Resources Management System (HRMS) and payroll software and business solutions providers.  NOW Solutions provides the capabilities companies need to manage their ever-changing workplace in the face of today's complex requirements through its main product, emPath®, which consists of a fully secure web based HRMS suite as well as a Software-as-a-Service (SaaS) solution.  Recruiting, position control, benefits, absence and attendance tracking, employee reviews, career planning, payroll, employee/manager self-service and a powerful full-featured workflow engine to reduce or eliminate paper, are among the many features of emPath®. With the emPath® SaaS HRMS and payroll solution, clients can expect significant additional benefits—quicker provisioning, hardware and software setup and support, disaster recovery, increased scalability, reliability, security, and a smaller IT footprint for a company’s enterprise—all for a simple monthly fee. NOW Solutions is a respected business partner serving customers throughout the United States and Canada. NOW Solutions' presence can be found in industries including education, for-profit services, healthcare, high technology and communications, insurance, financial, manufacturing, natural resources, not-for-profit, public sector, retail, transportation, and utilities. NOW Solutions has offices in Fort Worth, Texas, Toronto, Canada, and Rio de Janeiro, Brazil to serve its customers. Information on NOW Solutions and its products can be obtained on the World Wide Web at www.nowsolutions.com

Contact:
NOW Solutions, Inc.
PRinfo@nowsolutions.com

About the National Federation of Independent Business

NFIB is the nation's leading small business association, with offices in Washington, D.C., and all 50 state capitals. Founded in 1943 as a nonprofit, nonpartisan organization, NFIB gives small and independent business owners a voice in shaping the public policy issues that affect their business. NFIB's powerful network of grassroots activists send their views directly to state and federal lawmakers through our unique member-only ballot, thus playing a critical role in supporting America's free enterprise system. NFIB's mission is to promote and protect the right of our members to own, operate and grow their businesses. More information is available online at www.NFIB.com/newsroom.

SOURCE: Now Solutions, Inc.